                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ---------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported):       January 17 , 1997
                                                       (October 15, 1996)
                                                 ------------------------------

                             SFX BROADCASTING, INC.
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               (Exact name of registrant as specified in charter)



          Delaware                      0-22486               13-3649750
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(State or Other Jurisdiction     (Commission File No.)      (IRS Employer
      of Incorporation)                                   Identification No.)

150 East 58th Street, 19th Floor, New York, New York              10155
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:      (212) 407-9191
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                                      N/A
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(Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

Prospectus Supplement
---------------------

Pursuant to the Registration Statement on Form S-3 (Reg. No. 333-16995) filed by the Company on November 27, 1996 with the Securities and Exchange Commission, the Company is filing a Prospectus Supplement under which it is offering 2,250,000 shares of its 12-5/8% Series E Cumulative Exchangeable Preferred Stock.

The Prospectus Supplement is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Form of Underwriting Agreement and the form of Certificate of Designations related to the Series E Cumulative Exchangeable Preferred Stock are attached hereto as Exhibits 1.1 and 4.1, respectively.

Amendment to Secret Agreement
-----------------------------

In October 1996, the Company entered into a purchase agreement with Secret Communications, pursuant to which the Company agreed to acquire substantially all of the assets used in the operation by Secret Communications of nine radio stations located in three markets (Indianapolis, Indiana, Pittsburgh, Pennsylvania, and Cleveland, Ohio). In January 1997, the parties reached an agreement in principle to amend the purchase agreement to provide that the purchase price will be reduced from $300.0 million to $255.0 million and that the Cleveland stations will not be transferred. In addition, if (i) at any time prior to the date 12 months from the execution of the amendment, Secret Communications enters into a binding agreement to sell the Cleveland stations at a price less than $45.0 million and (ii) such disposition is consummated prior to March 31, 1998, the Company will be required to pay, at closing, the difference between the sale price and $45.0 million, but in no event more than $5.0 million.

Employment Agreements
---------------------

The Company's Compensation Committee, Independent Directors and Mr. Sillerman have agreed that the Company will enter into a new employment agreement with Mr. Sillerman, pursuant to which Mr. Sillerman will continue in his position with the Company for a five-year term, subject to renewal for an additional five-year term. Mr. Sillerman's annual base pay under the agreement will be $400,000, initially, subject to periodic adjustments. The Board of Directors has also approved an additional compensation provision, pursuant to which Mr. Sillerman is to receive a one-time $1.25 million payment, subject to recoupment by the Company ratably to the extent that Mr. Sillerman does not remain employed by the Company for a ten-year period. The Board of Directors and the Compensation Committee also approved a $1.25 million loan to Mr. Sillerman, which loan will be a full-recourse obligation of Mr. Sillerman and bear interest. Mr. Sillerman has indicated his intention to use the proceeds from the loan to acquire additional common equity in the Company.

The employment agreement, which has not yet been finalized, will include the issuance of stock options or their equivalent both upon the execution of the employment agreement and in the event of a change of control of the Company in amounts to be determined by the Board of Directors and the Compensation Committee. The initial grant of such stock options or their equivalent will be at an exercise price determined on the date of the Compensation Committee's original agreement as to the new employment agreement. Depending upon the ultimate form and amount of stock options or their equivalent granted under the employment agreement, the Company may incur compensation charges in 1996 or later years. It is anticipated that, except as described above, the provisions of Mr. Sillerman's employment agreement, including those with respect to changes of control of the Company, will be similar to those in his existing employment agreement.
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The Company has entered into an employment agreement with Michael G. Ferrel, pursuant to which Mr. Ferrel has agreed to serve as the Company's President and Chief Executive Officer for a period of five years from November 1996. The Company has agreed to pay Mr. Ferrel an annual base salary of $300,000 for the first year, which increases by five percent in each subsequent year. Additionally, Mr. Ferrel's employment agreement provides for an annual bonus equal to the greater of $75,000 or an amount determined by the Company's Compensation Committee based upon the Company's achievement of certain performance goals as set by the Board of Directors. Prior to entering into his employment agreement, Mr. Ferrel was granted fully-vested options to purchase up to 50,000 shares of Class A Common Stock at an exercise price of $33.75 per share. Upon entering into his employment agreement, Mr. Ferrel was paid a cash bonus of $500,000 and was granted fully-vested options to purchase up to 30,000 shares of the Company's Class A Common Stock. The Company also loaned Mr. Ferrel $300,000 and paid Mr. Ferrel relocation expenses totaling $25,000. Mr. Ferrel used the proceeds from the bonus payment and the loan to pay tax liabilities related to certain performance-based stock awards earned by Mr. Ferrel during his employment as Chief Executive Officer and President of Multi-Market Radio, Inc. The loan bears interest at an annual rate of ___% and is payable in full upon the termination of Mr. Ferrel's employment with the Company. The Company also agreed to grant Mr. Ferrel, in each of the next four succeeding years, fully-vested options to purchase up to 30,000 shares of the Company's Class A Common Stock at their fair market value at the time of each grant.

Termination of the Wichita Joint Sales Agreement
------------------------------------------------

The Company has terminated its Joint Sales Agreement with Triathlon Broadcasting Company ("Triathlon") pursuant to which Triathlon sold advertising on the Company's three radio stations operating in Wichita, Kansas.

Supplemental Indentures
-----------------------

Pursuant to an Indenture, dated as of May 31, 1996, (the "Indenture") by and among the Company, the Guarantors referred to therein and The Chase Manhattan Bank (formerly known as Chemical Bank) (the "Trustee"), pursuant to which the Company's 10 3/4% Senior Subordinated Notes due 2006 (the "Notes") were issued, the Company has entered into three Supplemental Indentures, dated as of November 25, 1996, January 10, 1996 and January 13, 1997, respectively, by and among itself, the Guarantors referred to in each Supplemental Indenture and the Trustee.

The First and Third Supplemental Indentures add certain of the Company's recently acquired subsidiaries as guarantors of the Notes. The Second Supplemental Indenture was entered into in order to cure a defect in the original Indenture which prevented the Company's subsidiaries from guaranteeing senior debt of the Company incurred in compliance with the Indenture. The Second Supplemental Indenture, in curing this defect, will allow the Company to increase the amount it can borrow under its senior credit facility.

The three Supplemental Indentures are attached hereto as Exhibits 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.


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Delsener/Slater Acquisition
---------------------------

In January 1996, the Company consummated its acquisition of privately-owned Delsener/Slater Enterprises, Ltd., a concert promotion company, pursuant to a Stock Purchase Agreement, dated as of October 11, 1996. Pursuant to the terms of the Stock Purchase Agreement, the Company acquired Delsener/Slater Enterprises, Ltd. for $20 million in cash and approximately $4 million in additional future payments. The cash portion of the transaction was funded from the Company's existing cash reserves and by borrowing on the Company's $225 million line of credit with the Bank of New York.

The Company's press release, dated January 7, 1997, announcing the consummation of the transaction, is attached hereto as Exhibit 99.4 and incorporated herein by reference.

Houston Exchange
----------------

In December 1996, the Company consummated its acquisition of radio station KKRW-FM, operating in Houston, Texas, from CBS Radio, a division of CBS, Inc., pursuant to an Asset Exchange Agreement dated as of May 1, 1996 (the "Exchange Agreement"). Pursuant to the terms of the Exchange Agreement, the Company acquired KKRW-FM from CBS in exchange for radio station KRLD-AM, Dallas, Texas and the Texas State Networks, both of which were previously owned by the Company.

The Company's press release, dated December 4, 1996, announcing the consummation of this transaction, is attached hereto as Exhibit 99.2 and incorporated herein by reference.



Albany Acquisition
------------------

In January 1996, the Company completed its acquisition of radio station WYSR-FM, operating in Albany, New York, from Jarad Broadcasting Company of New York, Inc., pursuant to an Asset Purchase Agreement dated as of August 1996 (the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, the Company acquired WYSR-FM for $1 million.

The Company's press release, dated January 6, 1997, announcing the consummation of the transaction, is attached hereto as Exhibit 99.3 and incorporated herein by reference.

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Richmond Acquisition
--------------------

The Company has entered into definitive agreements, (the "Richmond Acquisition Agreement") by and among the Company, ABS Communications, Inc., ABS Communications L.L.C., ABS Richmond Partners, L.P., ABS Richmond Partners II, L.P., EBF, Inc. and EBF Partners whereby the Company agreed to acquire a 96% interest in radio stations WKHK-FM, WBZU-FM, WLEE-FM and WVGO-FM, each operating in Richmond, Virginia. In connection with the Richmond Acquisition Agreement, the Company loaned to ABS Communications, L.L.C. $14.5 million to finance the purchase of two of these radio stations, and has deposited
$2 million in escrow to secure the Company's obligations under the Agreement.

The Richmond Acquisition Agreement is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

Stock Option Agreement
----------------------

The Company has entered into a Stock Option Agreement (the "Option Agreement"), dated May 9, 1996, with Michael G. Ferrel. Pursuant to the terms of the Option Agreement, Mr. Ferrel has been granted the fully-vested right to purchase up to 50,000 shares of the Company's Class A Common Stock at a purchase price of $33.75 per share. Theses options will expire on May 9, 2001.

The Option Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Class B Warrants
----------------

Pursuant to the Company's merger transaction with MMR, the Company has assumed certain Class B Warrants originally issued by MMR. Each Class B Warrant entitles its registered holder to purchase .2983 shares of the Company's Class A Common Stock at a price of $11.50, subject to adjustment, from the date of issuance until March 22, 1999. The Class B Warrants are quoted on the Nasdaq National Market under the symbol "SFXBW."


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits
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1.1      Form of Underwriting Agreement.

2.1 Asset Exchange Agreement, dated as of May 1, 1996, by and between SFX Broadcasting of Texas (KRLD), Inc.; SFX Broadcasting of Texas (TSN), Inc.; SFX Broadcasting of Texas (TSN) Licensee, Inc.; SFX Broadcasting of the Southwest, Inc.; SFX Broadcasting, Inc. and CBS Inc. (incorporated by reference to Exhibit 10.3 to the Form 8-K of SFX Broadcasting, Inc. (Commission File No. 0-22486) filed with the Securities and Exchange Commission on May 8, 1996).

2.2 Master Richmond Station Group Agreement, dated December 17, 1996, by and among SFX Broadcasting, Inc., ABS Communications Incorporated, Kenneth A. Brown, EBF Inc., EBF Partners, ABS Communications, LLC., ABS Richmond Partners, L.P., ABS Richmond Partners II, L.P., ABS Richmond Towers, L.P. and J. Edwin Conrad.

2.3 Stock Purchase Agreement, dated as of October 11, 1996, by and among Delsener/Slater Enterprises, Ltd., Beach Concerts, Inc., Connecticut Concerts, Incorporated, Broadway Concerts, Inc., Ardee Productions, Ltd. Ardee Festivals NJ, Inc., In-House Tickets, Inc., Exit 116 Revisited, Inc., Dumb Deal, Inc., Ron Delsener, Mitch Slater, and SFX Broadcasting, Inc. (incorporated by reference to Exhibit 10.3 to the Form 8-K of SFX Broadcasting, Inc. (Commission File No. 0-22486) filed with the Securities and Exchange Commission on October 29, 1996).

4.1      Form of Certificate of Designations.

4.2      First Supplemental Indenture, dated as of November 25, 1996.

4.3      Second Supplemental Indenture, dated as of January 10, 1997.

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4.4      Third Supplemental Indenture, dated as of January 13, 1997.

10.1 Stock Option Agreement, dated May 9, 1996, by and between SFX Broadcasting, Inc. and Michael G. Ferrel.

99.1     Prospectus Supplement of SFX Broadcasting, Inc., dated January 17,
         1997.

99.2     Press Release issued by SFX Broadcasting, Inc. dated December 6, 1996.

99.3     Press Release issued by SFX Broadcasting, Inc. dated January 6, 1997.

99.4     Press Release issued by SFX Broadcasting, Inc. dated January 7, 1997.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                            SFX BROADCASTING, INC.



                                            By:  /s/ Howard J. Tytel
                                               --------------------------------
                                                Name:  Howard J. Tytel
                                                Title: Executive Vice President
                                                         and Secretary

Date: January 17, 1997